                                                                       EXHIBIT 2

            [TEACHERS INSURANCE AND ANNUITY ASSOCIATION LETTERHEAD]



                                 April 22, 1998



VIA FACSIMILE AND CERTIFIED MAIL
RETURN RECEIPT NO.

Furr's/Bishop's, Incorporated
6901 Quaker Avenue
Lubbock, Texas 79413
Attention:  Corporate Secretary

          Re:  Demand for Stock List and Books and Records

Dear Sirs:

     Pursuant to Section 220 of the Delaware General Corporation Law, as holders of record of common stock of Furr's/Bishop's, Incorporated (the "Company"), the undersigned hereby affirms under penalty of perjury that the facts contained herein are true and correct and hereby demands the right on April 29, 1998, at 10:00 a.m., at the Company's office, to inspect the following items contained in the books and records and to make copies or extracts therefrom:

     1. A complete record or list of stockholders of the Company, certified by its transfer agent, and a computer disk in a specified word processing format containing the same list, in each case showing the name and address (including the zip code) of each stockholder and the number of shares of stock registered in the name of each stockholder, as of a recent date and, to the extent now or subsequently available, as of the record date, for the Company's next annual meeting of stockholders.

     2. All transfer sheets in the possession of the Company or its transfer agent showing changes in the list of stockholders of the Company referred to above since the date of that list and all participant listings of any depositary or nominee since the date of that list.

     3. All information in the Company's possession or control or which can reasonably be obtained from any central certificate depository system, as of the date of the list referred to above, concerning the number and identity of the actual beneficial owners of the Company common stock, including a breakdown of any holdings

Furr's/Bishop's, Incorporated
April 22, 1998
Page 2


in the name of Cede & Co. and other similar nominees, including depositories, banks and brokers.

     4. All omnibus proxies signed by depositories and nominees relating to shares of common stock to be voted.

     5. Minutes of the meetings of the Company's Board of Directors or any committee of the Board of Directors, including the Nominating Committee (or any reports in lieu of minutes) for the last two years, along with any written plans or proposals (including any strategic plans) submitted to the Board of Directors, any members hereof or any committee thereof.

     6. Minutes of all meetings of stockholders for the last two years.

     7. All engagement letters or other agreements entered into by the Company with any investment banker, investment banking firm or any other individual or entity performing similar functions, including, without limitation, Oppenheimer & Co., Inc., and any other agreements, proposals or understandings with respect to the services to be performed and any written proposals received with respect thereto, including any status reports with respect to activities undertaken.

     8. All documents, reports or proposals (including reports prepared for submission to the Board of Directors by any investment banker, investment banking firms or any other individual or entity performing similar functions) relating to any proposed or contemplated (i) equity investment in the Company,
(ii) acquisition of the Company or any assets thereof, (iii) financing arrangements for the Company, and (iv) disposition or liquidation of the Company, including a list of all persons involved, directly or indirectly, in such transactions.

     9. All employment or similar contracts which have ever existed between any of the persons specified in number 10 below, including any existing employment agreement or arrangement between the Company and Theodore J. Papit.

    10. A list of the Company's executive officers and directors for each of the last two years, together with a schedule of all direct and indirect compensation or other benefits and prerequisites, including car allowances, club memberships and reimbursements paid to or on behalf of such persons.

    11. Any reports, opinions or appraisals of any of the

Furr's/Bishop's, Incorporated
April 22, 1998
Page 3



Company's assets or business or any segment thereof prepared internally or externally during the last two years.

     12. Any documents prepared during the last two years containing or describing any of the Company's long or short term business plans.

     13. Any proposals or inquiries (whether formal or informal) received by the Company or any member of the Board of Directors with respect to the equity investment in the Company or purchase of any of its businesses or assets during the last two years.

     14. Any document setting forth the terms or describing any transaction, or series of similar transactions, during the last two years, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $5,000 and in which any director or officer of the Company had, or will have, a direct or indirect interest.

     15.  Copies of all director and officer insurance policies.

     16. Any bylaw amendments adopted since the date the Company's bylaws were filed with the Securities and Exchange Commission as an exhibit to the Company's Post-Effective Amendment No. 3 to Form S-3.

     17. Copies of any criteria developed by the Board of Directors or any nominating committee for prospective members of the Board of Directors.

     The undersigned further requests that the Company confirm that the record date for the next annual meeting of the stockholders (the "Annual Meeting") is April 22, 1998, and that the date for the Annual Meeting is May 28, 1998. Please also advise the undersigned as to the number of directors to be elected at the Annual Meeting and the names and addresses of any nominees or proposed nominees for these directorships and provide a list of all other matters to be acted on at the Annual Meeting.

     The undersigned will bear the reasonable costs incurred in connection with the inspection and with the production of the requested information.

     The purpose of this demand for the information is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interest as stockholders, including possibly soliciting proxies from the stockholders to be